As Filed with the Securities and Exchange Commission on March 1, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

COMCAST CORPORATION

(Exact name of registrant as specified in charter)

Pennsylvania	27-0000798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1500 Market Street

Philadelphia, PA 19102-2148

(215) 665-1700

(Address of principal executive offices)

COMCAST CORPORATION 2002 RESTRICTED STOCK PLAN

(Full title of the plan)

Arthur R. Block

Senior Vice President, General Counsel and Secretary

Comcast Corporation

1500 Market Street

Philadelphia, Pennsylvania 19102-2148

(Name and address of agent for service)

(215) 665-1700

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per unit(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)
Class A Common Stock, par value $0.01 per share	4,250,000	$32.565	$138,401,250.00	$16,289.83
Deferred Compensation Obligations	$65,000,000	100%	$65,000,000.00	$7,650.50
Total				$23,940.33

(1)	This registration statement (the “Registration Statement”) registers the issuance of 4,250,000 additional shares of the Class A Common Stock (the “Common Stock”) of Comcast Corporation (the “Registrant”), par value $0.01, which are issuable pursuant to the Comcast Corporation 2002 Restricted Stock Plan, as amended and restated (the “Plan”) and $65,000,000 of deferred compensation obligations (the “Deferred Compensation Obligations”) of the Registrant under the Plan.
(2)	Pursuant to Rule 416, there shall also be deemed covered hereby such additional shares as may result from anti-dilution adjustments under the Plans and which may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(3)	Estimated pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the high and low sales prices of shares of Class A Common Stock on the Nasdaq National Market on February 22, 2005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”), but constitute, along with the documents incorporated by reference to this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Comcast Corporation (the “Registrant”) will furnish, without charge, to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference, other than exhibits to such documents (unless such documents are specifically incorporated by reference to the information that is incorporated). Requests should be directed to: Comcast Corporation, 1500 Market Street, Philadelphia, Pennsylvania 19102-2148; telephone (215) 665-1700.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note.

Pursuant to General Instruction E of Form S-8, this registration statement on Form S-8 relates, in part, to the registration of an additional 4,250,000 shares of the Registrant’s Class A Common Stock, par value $0.01 per share, which are securities of the same class and relate to the same employee benefit plan, the Comcast Corporation 2002 Restricted Stock Plan, as amended and restated, as those shares registered in the Registrant’s registration statements on Form S-8 and Form S-8 POS, previously filed with the Commission on November 19, 2002 and December 4, 2002 (Registration No. 333-101295), December 4, 2002 (Registration No. 333-101645) and April 8, 2003 (Registration No. 333-104385), which are hereby incorporated by reference.

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission, are incorporated by reference into this Registration Statement:

(i)	Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

(ii)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 22, 2005 and January 6, 2005.

(iii)	The description of the Common Stock contained in the Registration Statement on Form S-4 (File No. 333-82460), filed with the Commission on February 11, 2002, including any amendments or reports filed for the purpose of updating such description in which there is described the terms, rights and provisions applicable to the Registrant’s Common Stock.

The Registrant is not incorporating by reference any Form 8-Ks through which it furnished, rather than filed, information with the Commission.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

The following description of the deferred compensation obligations of the Registrant under the 2002 Restricted Stock Plan, as amended and restated (the “Plan”) is qualified by reference to the Plan, which is included as an exhibit to this registration statement. Capitalized terms used in this Item 4 and not otherwise defined in this registration statement shall have the respective meanings attributed to such terms in the Plan. The shares of Class A Common Stock, $.01 par value issuable under the Plan are not described herein as they are registered pursuant to Section 12 of the Exchange Act.

The Plan is administered by the Compensation Committee of the Board of Directors of the Registrant (the “Plan Administrator”). The Plan Administrator may delegate to an officer of the Registrant or a committee of two or more officers of the Registrant discretion to grant Restricted Stock or Restricted Stock Units to any Grantee other than a Grantee who has a base salary of $500,000 or more, holds a position with the Registrant of Senior Vice President or higher or who is subject to the short-swing profit rules of Section 16(b) of the Exchange Act.

The deferred compensation obligations incurred by the Registrant under the Plan will be unsecured general obligations of the Registrant to pay the compensation deferred in accordance with the terms of the Plan and will rank equally with other unsecured and unsubordinated indebtedness of the Registrant, from time to time outstanding, payable from the general assets of the Registrant. Because the Registrant has subsidiaries, the right of the Registrant, and hence the right of the creditors of the Registrant (including participants in the Plan) to participate in a distribution of the assets of a subsidiary upon its liquidation or reorganization or otherwise necessarily is subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Registrant itself as a creditor may be recognized.

Under the Plan, the Registrant will provide a select group of management and highly compensated employees of the Registrant and each of the Registrant’s subsidiaries which is a Participating Company and, subject to the approval of the Registrant’s shareholders at the 2005 Annual Meeting, members of the Registrant’s Board of Directors (the “Board”) who are not employees of a Participating Company (the “Outside Directors”) with the opportunity to defer the receipt of Shares upon the vesting of Restricted Stock and Restricted Stock Units and to convert the right to receive Shares to the right to receive the cash value thereof, plus interest thereon from the date of such conversion, in accordance with the terms of the Plan.

The Plan provides that the Registrant will provide certain eligible management and highly compensated employees and Outside Directors with the opportunity to defer receipt of Shares for a period of two to ten years from the date forfeiture restrictions may lapse, for Restricted Stock Awards, or the date an Award of Restricted Stock Units vests (each a “Vesting Date”). If restrictions on an Award of Restricted Stock do not lapse before the distribution date identified in a Deferral Election, or Restricted Stock Units do not vest before such date, because of a failure to satisfy any condition precedent, a Deferral Election will be null and void. Generally, with respect to Restricted Stock or Restricted Stock Units that vest after December 31, 2004, and are subject to an initial Deferral Election, participants in the Plan may elect to re-defer receipt of any previously deferred Shares for an additional period of five to ten years if the election to defer receipt is made at least 12 months before the year in which the shares would otherwise be paid.

Shares subject to a Deferral Election will be distributed by the Registrant in accordance with the Plan. After a Deferral Election is made, upon the occurrence of a Vesting Date, participants’ Accounts are credited in the form of Deferred Stock Units under the Company Stock Fund. Each participant eligible to make a Deferral Election may elect to have a portion of the participant’s Account (up to 40%) credited in the form of Deferred Stock Units under the Company Stock Fund deemed liquidated and credited under the Income Fund (the “Diversification Elections”). An election to have a portion greater than 40% deemed liquidated and converted to the Income Fund requires approval of the Plan Administrator (a “Special Diversification Election”). Diversification Elections and approved Special Diversification Elections are available to participants at any time that a registration statement filed under the Securities Act of 1933, as amended, is effective with respect to the Plan. Once these conditions are met, Diversification Elections or Special Diversification Elections will become effective on the later of the date designated by the participant on his or her Diversification Election or Special Diversification Election or the next business day following the lapse of six months from the date Deferred Stock Units are credited to his or her Account.

As defined in the Plan, the Income Fund is a hypothetical investment fund pursuant to which an amount equal to the Fair Market Value of the Deferred Stock Units subject to a Diversification Election is credited as of the effective date of such Diversification Election and as to which interest is credited thereafter until the date of distribution at the Applicable Interest Rate. As defined in the Plan, the Applicable Interest Rate means 8% per annum, compounded annually as of the last day of the calendar year (the “Standard Applicable Interest Rate”), or such other interest rate as the Plan Administrator establishes from time to time, except to the extent the Plan Administrator, in its sole and absolute discretion, designates for the period extending from the date of a participant’s termination of employment to the date of his or her Account’s distribution in full an Applicable Interest Rate equal to the lessor of (i) the Standard Applicable Interest Rate and (ii) the Prime Rate plus one percent, compounded annually as of the last day of the calendar year. The Plan Administrator may delegate its authority to determine the Applicable Interest Rate to an officer of the Registrant or a committee of two or more officers of the Registrant.

As defined in the Plan, the Company Stock Fund means a hypothetical investment fund pursuant to which Deferred Stock Units are credited with respect to an Award of Restricted Stock or Restricted Stock Units subject to a Deferral Election by the participant, and thereafter until the date of distribution or the effective date of a Diversification Election, to the extent a Diversification Election applies to such Deferred Stock Units, as applicable. The portion of a participant’s Account deemed invested in the Company Stock Fund is treated as if such a portion of the Account were invested in hypothetical shares of the Registrant’s Common Stock or Class A Special Common Stock (the “Special Common Stock”), as applicable, otherwise deliverable as Shares on the Vesting Date associated with the Restricted Stock or Restricted Stock Units, and all dividends and other distributions paid with respect to Common Stock or Special Common Stock were held uninvested in cash and credited with interest at the Applicable Interest Rate as of the next succeeding December 31 (to the extent the Account continues to be deemed credited in the form of Deferred Stock Units through such December 31).

If Shares distributable with respect to Deferred Stock Units credited to the Company Stock Fund that are attributable to an Award as to which a Diversification Election was made are distributed on or before the fifth anniversary of the effective date of such Diversification Election, then, except as may otherwise be provided by the Plan Administrator in its sole and absolute discretion, the following percentage of the participant’s Account credited to the Income Fund and attributable to such Diversification Election will be distributed simultaneously with such Shares, without regard to any election to the contrary:

Time that Shares are Distributable	Distributable Percentage of Corresponding Income Fund Amount
On or before the third anniversary of a Diversification Election	60%
After the third anniversary of a Diversification Election and on or before the fourth anniversary of a Diversification Election	40%
After the fourth anniversary of a Diversification Election and on or before the fifth anniversary of a Diversification Election	20%
After the fifth anniversary of a Diversification Election	0%

Deferred Stock Units credited to an Account shall be distributed in lump sum in shares of Common Stock and/or Special Common Stock, as applicable. Dividend Equivalents shall be distributed in a lump sum in cash. Amounts credited to the Income Fund pursuant to a Diversification Election will be distributed in a lump sum in cash.

The right to receive Shares deferred under the Plan will at all times represent the general obligation of the Registrant. Each participant will be a general creditor of the Registrant with respect to his or her Deferral Elections. Nothing contained in the Plan will be deemed to create an escrow, trust, custodial account or fiduciary relationship of any kind. Furthermore, nothing contained in the Plan or an Award of Restricted Stock will be construed to eliminate any priority or preferred position of a grantee in a bankruptcy matter with respect to a claim for wages. The right to receive Shares subject to a Deferral Election will not be subject in any manner to attachment or other legal process, nor is such right subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

The Board of Directors of the Registrant has the authority to terminate the Plan at any time. Furthermore, the Plan may be amended by the Board of Directors or the Plan Administrator at any time. No Award of Restricted Stock granted under the Plan will be affected by any such termination or amendment without a participant’s written consent.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law of 1988 (the “BCL”) contain provisions for mandatory and discretionary indemnification of a corporation’s directors, officers and other personnel, and related matters.

Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director, officer, employee or agent of the corporation or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, has no reasonable cause to believe his conduct was unlawful. Under Section 1743, indemnification against expenses actually and reasonably incurred, is mandatory to the extent that the director, officer, employee or agent has been successful on the merits or otherwise in defense of any action or proceeding relating to third-party or derivative and corporate actions or in defense of any claim, issue or matter therein.

Section 1742 provides for indemnification in derivative and corporate actions except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct set forth in those sections and such determination shall be made: (1) by the board of directors by majority vote of a quorum of directors not parties to the action or proceeding; (2) if a quorum is not obtainable and a majority of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the shareholders.

Section 1745 provides that expenses incurred by an officer, director, employee or agent in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. Advancement of expenses must be authorized by the board of directors.

Section 1746 provides generally that except in any case where the act or failure to act giving rise to the claim for indemnification is determined by the court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by this Subchapter of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. Section 1746 also provides that a corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations.

Section 1747 grants a corporation the power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, against any liability incurred by him in any such capacity, whether or not the corporation would have the power to indemnify him against that liability under this Subchapter of the BCL.

Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Sections 1741 through 1750 of the BCL to constituent corporations absorbed in a consolidation, merger or division, as well as the surviving or new corporations surviving or resulting therefrom and to representatives serving as fiduciaries of employee benefit plans.

Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Sections 1741 through 1750 of the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representatives of such person.

Section 7.02 of the Registrant’s By-laws provides that the Registrant will indemnify any director or officer of the Registrant to the fullest extent permitted by Pennsylvania law against all expense, liability and loss reasonably incurred or suffered by such person in connection with any threatened pending or completed action, suit or proceeding (a “Proceeding”) involving such person by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request or for the benefit of the Registrant in any capacity for another corporation or other enterprise. No indemnification pursuant to Section 7.02 may be made, however, in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 7.02 further provides that the right to indemnification includes the right to have the expenses incurred by the indemnified person in defending any Proceeding paid by the Registrant in advance of the final disposition of the Proceeding to the fullest extent permitted by Pennsylvania law. In addition, Section 7.02 provides that, to the extent that an indemnified person has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, the Registrant shall indemnify such person against expenses actually and reasonably incurred by such person in connection therewith. Section 7.02 also provides that the Registrant may purchase and maintain insurance for the benefit of any person on behalf of whom insurance is permitted to be purchased by Pennsylvania law against any expense, liability or loss whether or not the Registrant would have the power to indemnify such person under Pennsylvania or other law. The Registrant may also purchase and maintain insurance to insure its indemnification obligations, whether arising under the By-

laws or otherwise. Furthermore, Section 7.02 states that the Registrant may create a fund of any nature or otherwise may secure in any manner its indemnification obligations, whether arising under the By-laws or otherwise. Indemnification pursuant to Section 7.02 shall continue as to an indemnified person who has ceased to be a director or officer and shall inure to the benefit of his heirs, executors and administrators. The rights to indemnification and to the advancement of expenses provided in or pursuant to Article 7 of the By-laws are not exclusive of any other rights that any person may have or acquire under any provision of the By-Laws or otherwise.

Section 7.03 of the Registrant’s By-laws states that the provisions of the By-laws relating to indemnification constitute a contract between the Registrant and each of its directors and officers which may be modified as to any director and officer only with that person’s consent or as provided in Section 7.03. Furthermore, any repeal or amendment of the indemnification provisions of the By-laws adverse to any director or officer will apply only on a prospective basis. In addition, no repeal or amendment of the By-laws may affect the indemnification provisions of the By-laws so as either to reduce the limitation of directors’ liability or limit indemnification or the advancement of expenses in any manner unless adopted by (a) the unanimous vote of the directors of the Registrant then serving or (b) the affirmative vote of shareholders entitled to cast at least 80% of the votes that all shareholders are entitled to cast in the election of directors, provided that no such amendment will have a retroactive effect inconsistent with the preceding sentence.

Item 7. Exemption From Registration Claimed.

None.

Item 8. Exhibits.

4.1	Comcast Corporation 2002 Restricted Stock Plan, as amended and restated (Incorporated herein by reference to Exhibit 10.7 to the Registrant’s Annual Report on Form 10-K, filed with the Commission on February 23, 2005).

5.1	Opinion of Pepper Hamilton LLP.

5.2	Opinion of Pepper Hamilton LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Pepper Hamilton LLP (contained in Exhibits 5.1 and 5.2).

24.1	Power of Attorney (contained in the signature pages hereto).

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase, decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(h) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that clauses (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, Commonwealth of Pennsylvania, on March 1, 2005.

COMCAST CORPORATION

By:	/s/ Arthur R. Block
Name:	Arthur R. Block, Senior Vice
President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of David L. Cohen, Lawrence S. Smith, Arthur R. Block and Lawrence J. Salva his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ralph J. Roberts	Chairman of the Executive and Finance Committee of the Board of Directors; Director	March 1, 2005
Ralph J. Roberts

/s/ Brian L. Roberts	Chairman and CEO; Director (Principal Executive Officer)	March 1, 2005
Brian L. Roberts

/s/ John R. Alchin	Executive Vice President, Co-Chief Financial Officer and Treasurer (Co-Principal Financial Officer)	March 1, 2005
John R. Alchin

Signature	Title	Date
/s/ Lawrence S. Smith	Executive Vice President and Co-Chief Financial Officer (Co-Principal Financial Officer)	March 1, 2005
Lawrence S. Smith

/s/ Lawrence J. Salva	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	March 1, 2005
Lawrence J. Salva

/s/ S. Decker Anstrom	Director	March 1, 2005
S. Decker Anstrom

/s/ C. Michael Armstrong	Director	March 1, 2005
C. Michael Armstrong

/s/ Kenneth J. Bacon	Director	March 1, 2005
Kenneth J. Bacon

/s/ Sheldon M. Bonovitz	Director	March 1, 2005
Sheldon M. Bonovitz

/s/ Julian A. Brodsky	Director	March 1, 2005
Julian A. Brodsky

/s/ Joseph L. Castle, II	Director	March 1, 2005
Joseph L. Castle, II

/s/ Joseph J. Collins	Director	March 1, 2005
Joseph J. Collins

/s/ J. Michael Cook	Director	March 1, 2005
J. Michael Cook

/s/ Dr. Judith Rodin	Director	March 1, 2005
Dr. Judith Rodin

/s/ Michael I. Sovern	Director	March 1, 2005
Michael I. Sovern

EXHIBIT INDEX

Exhibit Number	Exhibit Description
4.1	Comcast Corporation 2002 Restricted Stock Plan, as amended and restated (Incorporated herein by reference to Exhibit 10.7 to the Registrant’s Annual Report on Form 10-K, filed with the Commission on February 23, 2005).

5.1	Opinion of Pepper Hamilton LLP.

5.2	Opinion of Pepper Hamilton LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Pepper Hamilton LLP (contained in Exhibits 5.1 and 5.2).

24.1	Power of Attorney (contained in the signature pages hereto).